UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2021

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08931	95-1678055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9333 Balboa Avenue	92123
San Diego, California	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CUB	New York Stock Exchange
Preferred Stock Purchase Rights	–	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2021, Cubic Corporation, a Delaware corporation (“Cubic” or the “Company”), Atlas CC Acquisition Corp., a Delaware corporation (“Parent”), and Atlas Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), entered into Amendment No. 1 (the “Amendment”) to that certain Agreement and Plan of Merger, dated as of February 7, 2021 (the “Merger Agreement”), by and among the Company, Parent and Sub, which provides for, among other things, on the terms and subject to the conditions set forth therein, the merger of Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger.

Pursuant to the Amendment, each share of common stock, without par value per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be cancelled and automatically converted into the right to receive $75.00 in cash, without interest thereon, subject to required tax withholding in accordance with the terms of the Merger Agreement (the “Merger Consideration”), other than (i) shares that are held in the treasury of the Company, (ii) shares owned of record by the Company, (iii) shares owned of record by Parent, Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party) and (iv) shares held by stockholders of the Company who have not voted in favor of or consented to the adoption of the Merger Agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law concerning the right of holders of shares to require appraisal. Holders of outstanding awards of restricted stock units and restricted stock as of the Effective Time shall also receive the Merger Consideration, on the terms and subject the conditions of the Merger Agreement. The Merger Consideration represents an increase of $5.00 per share above the previous per share merger consideration of $70.00 per share in cash, without interest thereon and subject to required tax withholding in accordance with the terms of the Merger Agreement.

The Amendment requires the Company to convene the special meeting of Cubic’s stockholders related to the proposed transaction on April 27, 2021, unless required to be postponed or adjourned by a governmental entity or as a result of intervening events or facts arising after the date of the Amendment requiring additional disclosure to Cubic’s stockholders, or as otherwise consented to by Parent.

Among other things, the Amendment (i) increases the termination fee payable by the Company in connection with the termination of the Merger Agreement under specified circumstances, including in the event the Company’s Board of Directors effects a Change of Company Recommendation (as defined in the Merger Agreement), from $45,454,304 to $48,701,040, proportionally to the aggregate increase in Merger Consideration; and (ii) increases the termination fee payable by Parent in connection with the termination of the Merger Agreement under specified circumstances from $113,635,760 to $169,479,619. The Amendment also makes earlier the outside date by which the Merger must be consummated from November 7, 2021 to July 31, 2021, provided that the Company may, in its discretion, extend the outside date to November 7, 2021 if approvals under certain investment screening laws have not been obtained by July 31, 2021. The Amendment also expands the circumstances pursuant to which Parent must pay a termination fee to include the failure to obtain approvals under certain investment screening laws by the outside date if the Merger Agreement is terminated in accordance with its terms.

The Amendment also amends the definition of “Superior Proposal” in the Merger Agreement to require the Company to, when evaluating whether a Competing Proposal (as defined in the Merger Agreement) is or would reasonably be expected to lead to a Superior Proposal, determine that such Competing Proposal (i) is reasonably likely to be completed, taking into account all financial, legal, regulatory and other aspects of such Competing Proposal, within no more than six months following entry into a definitive agreement to effect such Competing Proposal; (ii) provides, with respect to the entire cash consideration and other amounts (including costs associated with the proposed acquisition) payable at closing of the transaction or transactions resulting therefrom for which the counterparty does not have cash on hand, for fully committed financing from (A) recognized financial institutions and/or (B) creditworthy equity financing sources against whom the Company has direct enforcement rights; and (iii) provides for direct enforcement rights of the Company against each constituent party thereto.

Parent has also, contemporaneously with the execution of the Amendment, delivered to the Company (i) amended equity commitment letters from each of The Veritas Capital Fund VII, L.P. (the “Veritas Sponsor”) and Elliott Associates, L.P. and Elliott International, L.P. (together with Elliott Associates, L.P., the “Elliott Sponsors”) to fund the increase in the aggregate consideration required to be paid in connection with the Merger as a result of the Amendment and which, together with the amended and restated debt commitment letter and the preferred equity commitment letter, each entered into by Sub on March 4, 2021, commit sufficient funds to Parent and Sub to consummate the Merger; and (ii) amended limited guarantees in favor of the Company, pursuant to which the Veritas Sponsor and the Elliott Sponsors have guaranteed certain of Parent’s and Sub’s payment obligations under the Merger Agreement, as amended by the Amendment.

The execution of the Amendment followed the Company’s receipt of a Competing Proposal from Singapore Technologies Engineering Ltd, a Singapore corporation (“ST Engineering”).

All other material terms of the Merger Agreement remain substantially the same from those previously disclosed in the Form 8-K filed by the Company on February 9, 2021, which is incorporated herein by reference.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. In connection with the Competing Proposal submitted by ST Engineering and the Amendment, the Company intends to provide to its stockholders supplemental disclosure to the definitive proxy statement mailed to the Company’s stockholders on or about March 26, 2021 and will file relevant materials with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the definitive proxy statement as supplemented and such other relevant materials for more information, including with respect to the terms of the Amendment.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company, Parent and Sub. In connection with the proposed transaction, Cubic has filed a definitive proxy statement on Schedule 14A with the SEC, which has been mailed to Cubic’s stockholders, and intends to file additional relevant materials with the SEC. This communication is not a substitute for the definitive proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.cubic.com.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. The Company and its directors and executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the proposed transaction, by securities holdings or otherwise, is set forth in the definitive proxy statement on Schedule 14A for the Company’s Special Meeting of Stockholders, filed with the SEC on March 26, 2021. Additional information regarding these individuals is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 18, 2020, Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2020, filed with the SEC on January 28, 2021, and the definitive proxy statement on Schedule 14A for the Company’s most recent Annual Meeting of Stockholders held in February 2020, filed with the SEC on January 17, 2020. To the extent the Company’s directors and executive officers or their holdings of Company securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.cubic.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction involving the Company, Parent and Sub are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors and executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.cubic.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Amendment No. 1 to Agreement and Plan of Merger, dated as of February 7, 2021, by and among Atlas CC Acquisition Corp., Atlas Merger Sub Inc. and Cubic Corporation.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a copy of any omitted schedule to the SEC upon request.

* * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIC CORPORATION

April 1, 2021	By:	/s/ Hilary L. Hageman
	Name:	Hilary L. Hageman
	Title:	Senior Vice President, General Counsel & Corporate Secretary